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                                                                       EXHIBIT 7

PERSONAL AND CONFIDENTIAL


November 4, 1999


Mail-Well, Incorporated
23 Inverness Way East - Suite 160
Englewood, CO 80112



Attention:       Mr. V. Bruce Thompson
                 Senior Vice President - Corporate Development

Gentlemen:

In connection with your consideration of a possible transaction with American Business Products (the "Company"), you have requested information concerning the Company. As a condition to your being furnished such information, you agree to treat all written, oral or visual information concerning the Company (whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors, for (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your directors, officers and employees and representatives of your advisors who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such directors, officers, employees and representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), and (ii)


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Mr. V. Bruce Thompson
Mail-Well, Incorporated
November 4, 1999
Page Two



any disclosure of such information may be made to which the Company consents in writing. You will be responsible for any unauthorized disclosure of the Evaluation Material by any of your directors, officers, employees and representatives.

You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

In addition, without the prior written consent of the Company, you will not, and will direct such directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that you will not propose to the Company or any other person any transaction between you and the Company and/or its security holders or involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of eighteen months from the date of this letter unless the Company shall have consented in advance in writing to such acquisition. You also hereby agree not to seek a waiver of any of the provisions of this paragraph or otherwise seek permission from the Company to engage in any of the actions prohibited by this paragraph.

Without the prior written consent of the Company, (i) neither you nor those of your directors, officers, employees, agents or advisors who are aware of the Evaluation Material and/or the possibility of a transaction between you and the Company will initiate or cause to be initiated (other than through Goldman Sachs) any communications with any employee of the Company concerning the Evaluation Material or any possible transaction between you and the Company and
(ii) none of your directors, officers, employees, agents or advisors who are aware of the Evaluation Material and/or the possibility of a transaction between you and the Company will, for the eighteen month period from the date of this letter, solicit or cause to be solicited the employment of or hire any employee of the Company; provided, however, that



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Mr. V. Bruce Thompson
Mail-Well, Incorporated
November 4, 1999
Page Three



this sentence shall not be construed to prohibit you from placing general advertisements for employees in newspapers, periodicals or other media of general circulation.

Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors resulting from the use of the Evaluation Material.

In the event that you do not proceed with the transaction which is the subject of this letter within a reasonable time, you shall promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction. Unless otherwise specified herein, your obligation hereunder and this agreement shall expire two years from the date hereof or upon the consummation of the transaction contemplated hereby, whichever shall first occur.

You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein.

The agreements set forth in this letter may be modified or waived only by a separate writing by the Company and you, expressly so modifying or waiving any agreements. You also agree that the Company shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this letter.



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Mr. V. Bruce Thompson
Mail-Well, Incorporated
November 4, 1999
Page Four




This letter shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Very truly yours,

AMERICAN BUSINESS PRODUCTS


By:  /s/ Goldman, Sachs & Co.
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         Goldman, Sachs & Co.
         on behalf of American Business Products


Confirmed and Agreed to:

Mail-Well, Incorporated


By:  /s/ V. Bruce Thompson
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Date: 11/4/99
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